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Exhibit 4.1

NUMBER		UNITS
U-
SEE REVERSE FOR CERTAIN DEFINITIONS	COLD SPRING CAPITAL INC.
CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO PURCHASE ONE
SHARE OF COMMON STOCK

        THIS CERTIFIES THAT                        is the owner of                        Units.

        Each Unit ("Unit") consists of one (1) share of common stock, par value $.001 per share ("Common Stock"), of Cold Spring Capital Inc., a Delaware corporation (the "Company"), and two warrants (the "Warrants"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for [$5.00/ $6.25] per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the consummation by the Company of a merger, capital stock exchange, asset acquisition or other similar business combination, portfolio acquisition or real estate acquisition or (ii)                 , 2006 and will expire unless exercised before 5:00 p.m., New York City Time, on                         , 2009 or the date fixed for redemption of the Warrants (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are transferable separately beginning                        , 2005, subject to earlier separation at the discretion of Deutsche Bank Securities Inc. but in no event will the Common Stock and Warrants be transferable separately prior to the earlier of the expiration of the underwriters' over-allotment option or its exercise in full. The terms of the Warrants are governed by a Warrant Agreement, dated as of                        , 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

        This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

        Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

By:	COLD SPRING CAPITAL INC. CORPORATE SEAL 2005 DELAWARE
President		Secretary

Cold Spring Capital Inc.

        The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common
TEN ENT—	as tenants by the entireties
JT TEN—	as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—		Custodian
	(Cust)		(Minor)
	Under Uniform Gifts to Minors Act			(State)

Additional Abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

            Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                        Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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  Exhibit 4.1